AMENDMENT TO THE

TRANSFER AGENCY AND REGISTRAR AGREEMENT

THIS AMENDMENT, effective October 1, 2004 is made to the Combined Transfer Agency and Registrar Agreement dated June 13, 2003 (the “Agreement”) by and among by and among Munder Series Trust (“MST”), on behalf of each of its series, The Munder Funds, Inc. (“MFI”), on behalf of each of its series, The Munder Framlington Funds Trust (“MFFT”), on behalf of each of its series, and The Munder @Vantage Fund (“@Vantage”), and PFPC Inc. (“Transfer Agent”).

WITNESSETH

WHEREAS, as of October 30, 2003, pursuant to an Agreement and Plan of Reorganization and Redomiciliation (the “Reorganization Plan”) by and between MFI and MST, dated as of August 12, 2003, MFI reorganized each of its remaining portfolios (each, a “Portfolio”) into corresponding series of MST (each, a “New Portfolio”);

WHEREAS, under the Reorganization Plan, the assets of each Portfolio were acquired by its corresponding New Portfolio, and each New Portfolio assumed all responsibilities and liabilities of the corresponding Portfolio; and

WHEREAS, in accordance with Section 19 of the Agreement, the parties desire to amend the Agreement with respect to the Term and Termination provisions set forth in Section 16 of the Agreement and the Fee provisions set forth in Schedule A to the Agreement.

NOW THEREFORE, the parties agree that the Agreement shall be amended as follows:

1.	This Agreement is hereby terminated in its entirety with respect to with respect to MFI as of the close of business on October 30, 2003 and all references to MFI are hereby deleted and replaced with reference to MST.

2.	Section 16(a) of the Agreement is hereby deleted in its entirety and replaced with the following new Section 16(a):

“(a) Subject to the provisions for termination provided in subparagraphs (b), (c) and (d) of this Section 16, this Agreement shall be effective as of the date first written above with respect to the Funds listed in Exhibit 1 as of such date and shall continue until June 1, 2008. Subject to the provisions for termination provided in subparagraphs (b), (c) and (d) of this Section 16, following the end of the current term, this Agreement shall automatically renew for successive annual terms, unless MST, MFFT or @Vantage, as applicable, or the Transfer Agent provides written notice of its intent not to renew. Such notice must be received not less than one hundred twenty (120) days and not more than one hundred eighty (180) days prior to the expiration of the then current term.”

3.	Effective October 1, 2004, Exhibit 1 to the Agreement “LIST OF PORTFOLIOS” is hereby deleted in its entirety and replaced with the attached Exhibit 1.

4.	Effective October 1, 2004, Schedule A to the Agreement “TRANSFER AGENT FEES” is hereby deleted in its entirety and replaced with the attached Schedule A.

5.	This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modified or is otherwise inconsistent with any provision of the Agreement and related agreements, this Amendment shall control, but the Agreement and all related documents shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

MUNDER SERIES TRUST
THE MUNDER FRAMLINGTON FUNDS TRUST
THE MUNDER @VANTAGE FUND	PFPC INC.

By:	/s/ Melanie Mayo West	By:	/s/ Michael DeNofrio

Name:	Melanie Mayo West	Name:	Michael DeNofrio

Title:	Assistant Secretary	Title:	Executive Vice President, Senior Managing Director

2

Dated: October 1, 2004

Exhibit 1

LIST OF PORTFOLIOS

Munder Series Trust

Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Emerging Markets Fund
Munder Future Technology Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder International Growth Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund
Munder Multi-Season Growth Fund
Munder NetNet® Fund
Munder Power Plus Fund®
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund
Liquidity Money Market Fund
Munder Institutional Government Money Market Fund
Munder Institutional Money Market Fund
Munder S&P® MidCap Equity Index Fund
Munder S&P® SmallCap Equity Index Fund

The Munder Framlington Funds Trust

Munder Healthcare Fund

Munder @Vantage Fund

Munder @Vantage Fund

MUNDER SERIES TRUST THE MUNDER FRAMLINGTON FUNDS TRUST THE MUNDER @VANTAGE FUND		PFPC INC.

By:	/s/ Melanie Mayo West	By:	/s/ Michael DeNofrio
Name:	Melanie Mayo West	Name:	Michael DeNofrio
Title:	Assistant Secretary	Title:	Executive Vice President, Senior Managing Director

Dated: October 1, 2004

Schedule A

TRANSFER AGENT FEES

1.	FUND PER ACCOUNT AND ASSET BASED FEES:

Per Account Fee:	$13.00 per open non-NSCC Networked account per year
$5.25 per open NSCC Networked account per year
$1.75 per closed account per year (any account closed within a month is considered an open account until the following month)

Asset Based Fees:	3.50 Basis Points up to $2 billion per portfolio
2.50 Basis Points from $2 billion to $5 billion per portfolio
1.50 Basis Points from $5 billion thereafter per portfolio

Annual Minimum:	$10,000.00 per class to a maximum of $50,000 per portfolio

Other Fees:	The Transfer Agent shall collect an annual fee of $10.00 per global account from each shareholder holding an IRA account (excluding Consumer’s Energy Group and certain other groups as agreed to by the Funds and PFPC.)

2. SYSTEM ENHANCEMENTS:	Client defined system enhancements will be agreed upon by the Transfer Agent and the Funds and billed at a rate of $150.00 per hour. All programming rates are subject to an annual 5% increase after October 1, 2005.

3.	LOST SHAREHOLDER SEARCH/ REPORTING:

$2.75 per account search, to be billed to Munder as fees are incurred by PFPC for this service.

4.	PRINT MAIL

A.	Print/Mail Fees

OUTPUT DEVELOPMENT

• Implementation Start-Up Fee	$5,000
• Systems Development/Programming Fee	$150.00/HR
• Tech Support/Forms Development	$150.00/HR
• Systems Testing	$85.00/HR

PRINTING / PROCESSING

• Per Confirm/Statement/Page Printing	$0.082
• Per Check Printing	$0.102
• Print Change of Address	$0.010

INSERTING (daily minimums may apply)

• Confirms Machine Inserting per page (includes BRE or CRE)	$0.043 ($50 min)
• Additional Inserts Machine	$0.010
• Confirms Hands Inserting per page (includes BRE or CRE)	$0.073 ($50 min)
• Additional Inserts Hands	$0.072

• Statements Machine Inserting per page (includes BRE or CRE)	$0.053 ($50 min)
• Additional Inserts Machine	$0.010
• Statements Hands Inserting per page (includes BRE or CRE)	$0.080 ($50 min)
• Additional Inserts Hands	$0.082
• Checks Machine Inserting per page	$0.053 ($50 min)
• Additional Inserts Machine	$0.010
• Checks Hands Inserting per page	$0.093 ($50 min)
• Additional Inserts Hands	$0.082
• Machine Intelligent Inserting per page	$0.059
• Hands Intelligent Inserting per page	$0.128
• Dealer Commission Checks or 12B-1 Checks	$0.798 Each ($100 min)

SHIPPING / INVENTORY

• Express mail package service fee (plus actual courier charge)	$3.50
• Inventory dumps / S.K.U	$20.00
• Inventory receipts / S.K.U.	$20.00
• Inventory storage / location / month – per skid	$20.00
• Disaster Recovery Storage	At Cost
• Courier Charge	At Cost
• Shipping Boxes	$0.95 (No CPI Increase)
• Oversized Envelopes	$0.47 (No CPI Increase)

SPECIAL MAILINGS

• Workorder Administration fee	$30.00
• Creation of Zip Disk	$135.00
• ZIP+4 Data Enhancement	$0.010 ($125 min)
• Data Manipulation	$80.00/HR
• Adhoc Programming	$150.00/HR
• Admark & Machine Insert 1 piece into #10 or 6x9	$0.063 ($125 min)
• Additional Machine Insert into #10 or 6x9	$0.0026
• Admark & Machine Insert 1 piece into 9x12	$0.102 ($125 min)
• Additional Machine Insert into 9x12	$0.005
• Admark Only #10, 6x9 or 9x12	$0.039 ($75 min)
• Admark & Hand insert 1 piece into #10, 6x9 or 9x12	$0.082
• Hand Sort	$0.026
• Print, Affix labels, Hand Insert 1 Piece	$0.33 ($75 min)
• Print and affix labels to self mailer	$0.20 ($75 min)
• Print Labels only	$0.102
• Affix Labels only	$0.102
• Additional inserts Hand	$0.082
• Legal Drop per Mailing	$150.00
• Copy of 3602 or 3606 per Mailing	$3.00
• Combo or Household Charge	$0.006
• Create Mailing List	$0.410 ($75 min)
• Tabbing
• 1 Tab	$0.008
• 2 Tabs	$0.010

MISC FEES

• Manual pulls	$2.50
• Special Projects Hourly Work	$24.00
• Per piece mail preparation / presort fee	$0.035
• Fast Forward Fees	$0.15
• Machine Folding	$0.0184
• Hand Folding	$0.123
• Discounts	5% credit fee/per invoice excluding taxes and postage
• Sales Tax (MA Rate) 5% X 5%

B.	Tax Form Output Processing*

• Print & Process	$0.42
• Workorder Administration Fee	$15.00
• Minimum Processing/Job	$75.00
• Dupe Tax Forms	$0.50 ($15 min per day)
• Intelligent Inserting Machine	$0.045
• Additional Machine Insert	$0.01
• Additional Hand Insert	$0.06
• Affidavit Charge	$3.50
• Pulls	$2.50
• Presort Fee	$0.035

C. Miscellaneous Tax Mailings

• Duplex Print	$0.11
• Simplex Print	$0.08
• Affidavit Charge	$3.50
• Machine Insert	$0.056
• Hand Insert	$0.065
• Machine Folding	$0.018
• Hand Folding	$0.12
• Additional Machine Inserts	$0.01
• Additional Hand Inserts	$0.06
• Work Order Fee	$15.00
• Minimum Processing/Job	$75.00
• Pulls	$2.50
• Presort Fee	$0.035

D. Digital Services

• Alchemy Images / CD Images	$0.05
• PDF Storage for Alchemy Server	$0.01
• Original CD-ROM Charges	$225.00 per CD
• Duplicate CD-ROM Charges	$175.00 per CD
• Set up Fee	$1,500

Note: Any portal clicks/view charges apply based on existing IMPRESSNet/AdvisorCentral contracts.

5.	Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:

•	Ad hoc reports

•	Ad hoc SQL time

•	Banking Services

•	COLD Storage

•	Digital Recording

•	Microfiche/microfilm production

•	Magnetic media tapes and freight

•	Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

Fee Adjustments. The Transfer Agent may adjust the per account fees and the print mail fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client’s monthly fees (or the Effective Date absent a prior such adjustment).

6.	DAZL Fees

Set-up Fee: $5,000.00 (waived)

$1,000.00 per month plus $0.025 per record transmitted ($0.015/price record)

7.	AUDIO VRU

Ongoing monthly fees: Per call: $0.10

Per minute in VRU: $0.29

Monthly maintenance: $500.00*

*	The monthly maintenance fee includes: hardware and software upgrades and on call support

Also, the voice recording will be billed out at $150.00 per hour

8.	IMPRESSNetR Fees

1.	Transaction Costs:

• Account Inquiry	$.10 per inquiry

• Financial Transactions	$.50 per transaction

2.	Hardware Maintenance Fee Including Hardware and Software: $50,000 per annum

•	Does not include client hardware and software requirements. That is an out-of-pocket expense for the client

•	Installation of hardware is billed as time and materials

•	Does not include third party hardware and software maintenance agreements

•	Does not include hardware upgrades

3.	Customized Development: $150 per hour

4.	Call Center Services for Registration (one-time): $2.50 per call

5.	Network Fee (one-time): $2,100

6.	PIN Registration and Lost PIN Replacement: $1.50 per call

9.	CBA:

Set Up Fee: $38,400

Annual per account for all eligible accounts $0.30 per year

Programming Costs: $80.00 per hour

10.	Small Account Fee:

Once per quarter on such dates as specified by the Funds, the Transfer Agent shall collect a small account fee (the “Small Account Fee”) of $6.00 per account per Fund from shareholder accounts meeting the following criteria:

•	Individual Fund IRA and UGMA/UTMA positions of <$450 in value

•	Individual Fund non-IRA/UGMA/UTMA positions of <$2,300 in value

Except that accounts meeting the following criteria shall be excluded:

•	All accounts with the same Tax ID aggregated together that have a value >$25,000

•	All accounts coded by the Funds or PFPC as Transaction Fee Exempt, VIP, Minimum Balance Fee Exempt, or Employee

•	All NSCC-networked accounts

•	All street name, omnibus and plan-level retirement accounts

•	All accounts coded by the Funds or PFPC Stop Debit or Stop All or those without a Tax ID

•	All Class R, Class K and Class Y share accounts

•	All accounts with an active Automatic Investment Plan (AIP)

•	Other such exceptions as agreed to by the Funds and PFPC

The Transfer Agent shall retain all Small Account Fees collected. The Funds shall reimburse the Transfer Agent for any fees not collected as a result of the Funds’ changes to any of the above criteria unless such changes are agreed to in advance by the Funds and PFPC.

11.	AML Fees:

Number of Open Accounts	Annual Fee
1,000,000 +	$50,000
500,000 - 999,999	$35,000
100,000 - 499,999	$26,000
50,000 - 99,999	$13,000
10,000 - 49,999	$6,000
100 - 9,999	$3,000

12.	Retirement Plan Document Fees:

The Transfer Agent shall provide the Funds with prototype documents and related updates in compliance with all applicable provisions of the Internal Revenue Code and related regulations:

$500 per year -	IRA - Traditional (includes SEP)
$500 per year -	IRA - Roth
$500 per year -	IRA - Simple
$500 per year -	Coverdell ESA (formerly known as the Education IRA)
$750 per year -	Non ERISA 403(b)(7) (for salary reduction contributions only)
$750 per year -	Money Purchase (multi participant / flexible plan documents)
$750 per year -	Profit Sharing (multi participant / flexible plan documents)
$750 per year -	EZk (developed for a single participant/Owner Only with income below $160,000)

13.	Customer Identification Program Fees:

$2.25 per customer verification

$0.02 per month per such result stored

14.	NSCC Transaction Charges:

$0.15 per financial transaction

$0.10 per confirmation

The Transfer Agent will provide an invoice for the fees described in this Schedule A as soon as practicable after the end of each calendar month. The Fund agrees to pay to the Transfer Agent the amounts so billed by Federal Funds Wire within thirty (30) business days after the Fund’s receipt of the invoice. In addition, with respect to all fees, the Transfer Agent may charge a service fee equal to the lesser of (i) one and one half percent (1-1/2%) per month or (ii) the highest rate legally permitted on any past due invoiced amounts.

MUNDER SERIES TRUST
THE MUNDER FRAMLINGTON FUNDS TRUST
THE MUNDER @VANTAGE FUND		PFPC INC.

By:	/s/ Melanie Mayo West	By:	/s/ Michael DeNofrio

Name:	Melanie Mayo West	Name:	Michael DeNofrio

Title:	Assistant Secretary	Title:	Executive Vice President, Senior Managing Director